Exhibit 10.7

GUARANTY

This Guaranty (“Guaranty”) dated March 31, 2015, intending to be effective as of the Effective Date (as defined below), is made by the undersigned ("Guarantor"), in favor of FIRST FRANCHISE CAPITAL CORPORATION, an Indiana corporation ("FFCC").

W I T N E S S E T H :

WHEREAS, FFCC has entered into, is entering into and may from time to time in the future enter into loan and/or lease transactions (such transactions are hereinafter referred to collectively as the "Financial Accommodations") with HEARTHSTONE PARTNERS, LLC, a Massachusetts limited liability company ("Debtor"), pursuant to which, FFCC will make or has made a loan or loans to Debtor or will lease or has leased certain equipment to Debtor or otherwise will make or has made certain Financial Accommodations to Debtor, pursuant to a promissory note or notes, master security agreements, loan and security agreements, equipment leases, progress payment agreements, construction loan agreement and other agreements, instruments and documents (as presently existing and as the same may from time to time be entered into, and amended, modified, substituted or supplemented, referred to collectively as the "Documents");

WHEREAS, upon the consummation of that certain merger transaction by HEARTHSTONE ASSOCIATES (the sole owner of 100% of the ownership and voting interests of the Debtor) (“Associates”) with and into COSI-HEARTHSTONE MERGER SUB, LLC, a Massachusetts limited liability company (the “Merger Sub”) that is a wholly owned subsidiary of Guarantor, whereby Associates will remain in existence, will be the surviving entity and will become a wholly owned subsidiary of Guarantor after giving effect to the merger; resulting in the ownership and controlling voting interest in the Debtor being held indirectly by Guarantor through Guarantor’s 100% ownership and controlling interest in Associates (the “Merger”), Guarantor will derive direct and indirect benefits from the Financial Accommodations made by FFCC to Debtor and therefore Guarantor desires to guaranty the Financial Accommodations;

WHEREAS, in order to induce FFCC to make the Financial Accommodations to Debtor and to further induce FFCC to make future Financial Accommodations to Debtor, in FFCC’s sole and absolute discretion, Guarantor has agreed to execute and deliver this Guaranty;

NOW, THEREFORE, Guarantor agrees as follows:

1.	Guaranty.

(a)    Guarantor absolutely, unconditionally, and jointly and severally guarantees the prompt payment and satisfaction, when due, of: (i) all indebtedness, liabilities and obligations of Debtor to FFCC, of every kind and nature, however arising, and whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities, indemnities and obligations of Debtor to FFCC under, in connection with or arising out of the Financial Accommodations, the Documents or otherwise and (ii) the full and faithful performance and discharge by Debtor of each and every term, condition, agreement, representation, warranty, covenant and provision on the part of Debtor contained in the Documents(all of the foregoing are hereinafter collectively referred to as the "Guaranteed Obligations"). Guarantor acknowledges that other individuals or entities may also guarantee the payment and performance of the Guaranteed Obligations and that Guarantor is unconditionally delivering this Guaranty to FFCC. The Guarantor further acknowledges that the failure of any of the other guarantors to execute and deliver their respective guarantees or the discharge of any of the other guarantors shall not discharge the liability of the Guarantor.

(b)    Guarantor shall absolutely, unconditionally and jointly and severally guarantee to pay all of the Guaranteed Obligations and perform all of the foregoing terms, covenants and conditions, regardless of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and notwithstanding that any part or all of the Documents or any Financial Accommodation shall be void or voidable as against Debtor or any of Debtor's creditors, including a trustee in bankruptcy of Debtor, by reason of any fact or circumstances including, without limitation, failure by any person to file any document or to take any other action to make any of the Documents or any other Financial Accommodation enforceable in accordance with their respective terms. Guarantor also agrees that Guarantor's obligations hereunder shall not be relieved in the event FFCC fails to properly secure or perfect an interest in any collateral securing the Guaranteed Obligations or fails to protect or otherwise impairs any collateral, whether as a result of FFCC’s negligence or otherwise.

(c)    Guarantor shall, on demand, reimburse FFCC for all expenses, collection charges, court costs and attorneys' fees incurred by FFCC in endeavoring to collect or enforce any of FFCC’s rights and remedies against Debtor and/or Guarantor or any other person or concern liable thereto.

2.	Waivers by Guarantor.

(a)    Guarantor waives notice of acceptance hereof and of all notices and demands of any kind to which Guarantor may be entitled including, without limitation, all demands of payment and notice of nonpayment, protest and dishonor to Guarantor, or Debtor, or the makers or endorsers of any notes or other instruments for which Guarantor is or may be liable hereunder. Guarantor further waives notice of and hereby consents to any agreement or arrangement for subordination, composition, arrangement, discharge or release of the whole or any part of Debtor's obligations under the Documents or any Financial Accommodation, or release of other guarantors of the Financial Accommodations (“Other Guarantors”), or for compromise of any sums due in any way whatsoever; and the same shall in no way impair Guarantor's liability hereunder.

(b)    Guarantor waives any right to require FFCC to: (i) proceed against Debtor or Other Guarantors; (ii) proceed against or exhaust any security held by FFCC of Debtor, Other Guarantors or otherwise; or (iii) pursue any other remedy which FFCC may have against Debtor or Other Guarantors.

(c)    Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Guarantor may now or hereafter have against Debtor or any person directly or contingently liable for the Guaranteed Obligations hereunder, or against or with respect to Debtor's property (including, without limitation, property collateralizing the obligations guaranteed hereunder), arising from the existence or performance of this Guaranty. If any amount is paid to Guarantor on account of any subrogation or other rights waived hereunder at any time when all of the Guaranteed Obligations or any other indebtedness, liabilities or obligations of Debtor to FFCC have not been paid in full, such amount shall be held in trust for the benefit of FFCC, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to FFCC to be applied in whole or in part by FFCC against the outstanding Guaranteed Obligations, whether matured or unmatured, and all such other sums guaranteed hereunder.

(d) Guarantor unconditionally waives any defenses to this Guaranty, whether under any theory of suretyship or otherwise, including but not limited to the following: (i) any release, surrender, exchange, substitution, subordination or loss of any security or guaranty at any time existing in connection with any or all of the Guaranteed Obligations for any reason; or any impairment of collateral securing any of the Guaranteed Obligations or other guaranty of the Financial Accommodations (“Other Guaranty”); (ii) the bankruptcy, insolvency, liquidation, disability, dissolution or lack of authority of Debtor or any Other Guarantors; (iii) any failure of FFCC to notify Guarantor of the making of loans or other Financial Accommodations in reliance on this Guaranty; (v) the unenforceability or illegality of all or any part of the Documents, this Guaranty, any Other Guaranty or the Guaranteed Obligations for any reason; (iv) any merger, reorganization, consolidation or dissolution of Debtor or Other Guarantors, any sale, lease or transfer of any or all of the assets of Debtor or Other Guarantors or any change in the shareholders, partners or members (whether by accession, secession, death, dissolution, transfer of assets or otherwise) of Debtor or any Other Guarantor in each instance, other than a Permitted Cosi Assignment (as defined in the Master Amendment to Loan Documents (as defined in Section 18, below)); and (vi) any neglect, delay, omission, failure or refusal of FFCC to exercise or properly or diligently exercise any right or remedy with respect to any or all of the Guaranteed Obligations or the collection thereof or any collateral, security or guaranty therefore, including, without limitation, to ensure compliance with any term or provision of the Documents or any Other Guaranty or to foreclose or prosecute any action in connection with any agreement, document or instrument or arrangement evidencing, securing or otherwise affecting all or any part of the Guaranteed Obligations, including, without limitation, any failure to conduct a commercially reasonable foreclosure sale.

3. Consents. Guarantor authorizes FFCC, with Debtor’s consent where required, without notice or demand, and without affecting its liability hereunder, from time to time to: (a) change the amount, time or manner of payment of the Guaranteed Obligations; (b) change any of the terms, covenants, conditions or provisions of the Documents; (c) amend, modify, change or supplement the Documents; (d) any obligation of Debtor may be increased, changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or any default with respect thereto waived; (d) consent to Debtor's assignment of the Documents; (e) receive and hold security for the payment of this Guaranty or the performance of the Documents, and exchange, enforce, waive and release any such security; (f) release or substitute any guarantor or other person or entity liable on the Guaranteed Obligations and (g) apply such security and direct the order or manner of sale thereof as FFCC in its discretion may determine. Any subsequent guaranty given by the Guarantor shall not be considered to substitute for or to terminate this Guaranty, but will be construed only as to provide additional protection for FFCC.

4. Guarantor's Property as Security for Guaranty. All sums at any time to Guarantor's credit and any of Guarantor's property at any time in FFCC’s possession shall be deemed held by FFCC as security for any and all of Guarantor's obligations to FFCC hereunder.

5. Subordination. Any and all present and future indebtedness and obligations of Debtor to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future indebtedness and obligations of Debtor to FFCC.

6. Primary Nature of Guaranty. The liability of Guarantor is present, absolute, unconditional, joint and several, continuing, primary, direct and independent of the obligations of Debtor. Nothing shall discharge or satisfy Guarantor's liability hereunder except the full performance and payment of all Guaranteed Obligations, with interest. Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of Debtor. This Guaranty shall apply to all existing and to any future Financial Accommodations of FFCC to Debtor, however arising, and shall continue to be effective until the earlier of (i) a Permitted Cosi Assignment, or (ii) Debtor no longer has any indebtedness, liabilities or obligations to FFCC, and will be reinstated, if at any time after a payment is made to FFCC, or any successor or assignee of FFCC, such payment is rescinded or must be returned upon the insolvency, bankruptcy or reorganization of Debtor, Guarantor, Other Guarantors or otherwise, as if such payment had never been made.

7. Events of Default. A default shall be deemed to have occurred under this Guaranty upon the occurrence of any of the following (each, an "Event of Default"): (a) Guarantor shall fail to pay the Guaranteed Obligations upon demand; (b) Guarantor fails to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of ten (10) days after notice to Guarantor; or (c) Guarantor shall (1) be generally not paying its debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Guarantor or its property, and such petition filed against Guarantor is not dismissed, relinquished, stayed or terminated within ninety (90) days; or (d) there is an anticipatory repudiation of Guarantor's obligations pursuant to this Guaranty as determined by FFCC, in its reasonable discretion; or (e) any representation or warranty contained herein is false in any respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Guarantor; or (f) Guarantor shall be in default (after giving effect to any applicable grace or cure periods) under any loan, guaranty, financing agreement, or financing contract (whether with FFCC or any other third party); provided, however, that FFCC may refrain from exercising its rights and remedies as a result of any such third party default provided that Guarantor promptly and in good faith disputes and defends against any such third party default and for so long as FFCC determines, in its sole discretion, that such third party default does not have a material adverse effect on Guarantor, Debtor, the business operations of Debtor or Guarantor or any collateral for the Financial Accommodations; or (g) Guarantor shall have terminated its existence as a corporation or other legal entity other than in connection with a Permitted Cosi Assignment, or if it shall have consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person or entity, other than in connection with a Permitted Cosi Assignment.

Upon an Event of Default hereunder, FFCC may, at its option, declare this Guaranty to be in default by written notice to Guarantor (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Guarantor:

A.        declare the Documents to be in default and thereafter sue for and recover all Guaranteed Obligations, liquidated damages, and/or other sums otherwise recoverable from Debtor thereunder; and/or

B.          sue for and recover all damages then or thereafter incurred by FFCC as a result of such Event of Default; and/or

C.          seek specific performance of Guarantor's obligations hereunder.

In addition, Guarantor shall be liable for all reasonable attorneys' fees, expenses and other costs and expenses incurred by reason of any Event of Default or the exercise of FFCC's remedies hereunder and/or under the Documents. No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to herein or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

The failure of FFCC to exercise the rights granted hereunder upon any Event of Default shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Event of Default. The obligations of Guarantor hereunder are independent of the obligations of Debtor or Other Guarantors. A separate action or actions may be brought and prosecuted against Guarantor whether an action is brought against Debtor or Other Guarantors or whether Debtor or Other Guarantors are joined in any such action or actions. All of FFCC’s rights, remedies and recourse under the Documents, this Guaranty, Other Guaranty or any Financial Accommodations, are separate and cumulative and may be pursued separately, successively or concurrently, are non‑exclusive and the exercise of any one or more of them, shall in no way limit or prejudice any other legal or equitable right, remedy or recourse to which FFCC may be entitled.

8. Covenants of Guarantor. Guarantor represents that all financial and other information furnished to FFCC was, at the date prepared as stated therein, true and correct. If Guarantor is no longer making its financial statements publicly available, at no cost or expense, on Guarantor’s website or the website of the Securities and Exchange Commission, then Guarantor agrees to provide FFCC with (a) annual audited financial statements within 120 days after the end of each fiscal year prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified by independent public accountants, and (b) quarterly financial statements within 45 days after the end of each calendar quarter prepared by an accountant (which may be an accountant employed by Guarantor) and certified by Guarantor’s chief financial officer, and (c) such other financial, credit or other information as FFCC reasonably requests until the Guaranteed Obligations are paid in full.

For so long as Guarantor is a public corporation and is making its financial statements publicly available, at no cost or expense, on Guarantor’s website or the website of the Securities and Exchange Commission, then Guarantor shall not be required to provide FFCC with copies of its tax returns; however, in the event that Guarantor is no longer making its financial statements publicly available, at no cost or expense, on Guarantor’s website or the website of the Securities and Exchange Commission, then Guarantor shall provide FFCC with copies of all tax returns within thirty (30) days after the same are delivered to the Internal Revenue Service.

9. Representations and Warranties . The Guarantor represents and warrants:

(a)       if it is a corporation, limited liability company or limited partnership, it is and will continue to be, duly organized, validly existing and in good standing under the law of its jurisdiction of organization and qualified as a foreign corporation/entity and in good standing in each jurisdiction where such qualification is required or appropriate in connection with the conduct of Guarantor’s business or the performance of its obligations under this Guarantee, except where such failure to qualify as a foreign corporation/entity would not have a material adverse effect on Guarantor, Guarantor’s business operations, Debtor, Debtor’s business operations and any collateral for the Financial Accommodations; and

(b)       has the power and/or legal right to own its assets, to conduct its business as now conducted, and to enter into and perform the provisions of this Guarantee; and

(c)       there are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would be anticipated to have a materially adverse effect on the business, financial condition or operations of Guarantor, or materially impair the ability of Guarantor to perform its obligations under or to remain in compliance with this Guaranty, if the decision was adverse to Guarantor; and

(d)       Guarantor acknowledges and agrees that it will enjoy a substantial economic benefit by virtue of the Financial Accommodations by FFCC to Debtor pursuant to the Documents upon the consummation of the Merger; and

(e)       the entering into and performance by the Guarantor has been duly authorized by all necessary corporate, stockholder, member, manager, partner and other action; and

(f)        the entering into and performance by Guarantor of this Guaranty does not contravene any existing law or any legal order applicable to, or license or permit granted to the Guarantor, or any agreement or instrument to which the Guarantor is a party or to which it or any of its assets is subject, or, if it is an entity, any provision of the Guarantor’s certificate of incorporation, by-laws or organizational papers; and

(g) As of the date of this Guaranty, and after giving effect to this Guaranty and the contingent obligation evidenced by this Guaranty, Guarantor is not insolvent, as such term is used or defined in any applicable bankruptcy, fraudulent conveyance, fraudulent transfer or similar law, has adequate capital to engage in its business (as may now be conducted or conducted hereafter), and, after the execution and delivery of this Guaranty, will (i) be able to pay its debts as they become absolute and matured and (ii) not have unreasonably small capital for any business in which the Guarantor engages and proposes to conduct; and

(h) Guarantor represents and warrants that Guarantor and, to the best of Guarantor’s knowledge (taking into account that, for so long as Guarantor is a public company, Guarantor does not have information about its shareholders that acquire shares in the public market), each person and legal entity directly or indirectly owning an interest in Guarantor’s outstanding shares, if any, is not currently listed on the specifically Designated Nationals and Blocked Persons List maintained by the Office of the Foreign Asset Control, Department of Treasury pursuant to executive order No. 13224, 66 Fed Reg. 49079 (Sept. 25, 2001), the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and/or any other list of terrorist organizations maintained pursuant to any of the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury or pursuant to other applicable Executive Orders (the aforementioned laws, regulations and orders are collectively referred to herein as the “OFAC Regulations” and such lists are collectively referred to herein as the “OFAC List”), (ii) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition by any statute, regulation or order and (iii) is not in violation of any OFAC Regulation. Guarantor has taken all precautions required by law to ensure that the Guarantor is and shall be in compliance with all (i) anti-money laundering laws and regulations (including 18 U.S. Code Sections 1956 and 1957, and 31 U.S. Code Sections 5311 et. seq. together with its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations) and (ii) OFAC Regulations. Guarantor represents and warrants that it shall not transfer, assign or convey any interest in the Guarantor to a person or legal entity that is in violation of any of the OFAC Regulations.

10. Solvency, Binding Effect and Enforceability. The Guarantor is (and, after giving effect to this Guarantee, will be) solvent. This Guarantee is the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

11. No Waiver by FFCC. No failure, omission or delay on the part of FFCC in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of the Documents or any Financial Accommodations, either against Debtor or any other person liable therefor, shall operate as a waiver of any such right or shall, in any manner, prejudice the rights of FFCC against Guarantor.

12. Modifications. No provision hereof shall be modified or limited, except by a written agreement expressly referring hereto and to the provision so modified or limited, and signed by Guarantor and FFCC. No course of dealing between Guarantor and FFCC shall be effective to change or modify or to discharge in whole or in part this Guaranty. This Guaranty cannot be terminated orally.

13. Merger. This writing is intended by the parties as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term used in this agreement of guaranty.

14. Severability. In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Notices. All notices and other communications provided for hereunder shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

If to Guarantor:	COSI, INC.

249 Washington Street
Suite 510
Boston, MA 02108
Attn: Chief Financial Officer

With a copy to:
COSI, INC.
249 Washington Street, Suite 510
Boston, MA 02108
Attn: General Counsel

If to Lender:	FIRST FRANCHISE CAPITAL CORPORATION
One Maynard Drive, Suite 2104
Park Ridge, NJ 07656
Attn: Chief Operating Officer

Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally, (ii) the next day after being delivered in the United States when deposited (properly addressed and all fees paid) for overnight delivery service with a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery, or (iii) three days after being deposited with the United States Postal Service (if properly addressed with postage prepaid for delivery and sent by certified mail return receipt requested).

16.            Governing Law. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN DELIVERED AT AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS.

17. Personal Jurisdiction and Service of Process. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION AND VENUE IN ANY COURT OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE STATE AND COUNTY OF NEW YORK, AND HEREBY WAIVES ANY CLAIM GUARANTOR MAY HAVE THAT SUCH COURT IS AN INCONVENIENT FORUM FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTY OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY, WHICH IS BROUGHT AGAINST GUARANTOR, AND HEREBY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN ANY SUCH COURT. NOTHING CONTAINED HEREIN IS INTENDED TO PRECLUDE FFCC FROM COMMENCING ANY CLAIM, SUIT, ACTION OR PROCEEDING HEREUNDER IN ANY COURT HAVING JURISDICTION THEREOF. GUARANTOR FURTHER CONSENTS TO THE SERVICE OF PROCESS FOR ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH BELOW, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.

18. Successors and Assigns. This Guaranty shall inure to the benefit of FFCC, its successors and assigns and shall be binding on Guarantor and Guarantor's heirs, administrators, estate, executors, successors and assigns; provided, however, that Guarantor may not assign or delegate any of its obligations contained in this Guaranty, except as set forth in this Section 18, below. Guarantor hereby consents to FFCC’s sale, assignment, transfer or other disposition at any time or times hereafter, of this Guaranty, or any portion hereof, including, without limitation, FFCC’s rights, title, interests, remedies and/or duties hereunder. If there is more than one guarantor, the obligations and liabilities of each shall be joint and several.

This Agreement and the Guarantor’s obligations hereunder may only be assigned by Guarantor in accordance with the terms of Section 1 (titled “Permitted Cosi Assignment”) of that certain Master Amendment to Loan Documents dated as of the date hereof with an effective date as of the Effective Date hereof among FFCC, Guarantor, Debtor, Associates, and Mr. Robert J. Dourney (the “Master Amendment to Loan Documents”), and a copy of which Master Amendment to Loan Documents is attached hereto as Exhibit “A”.

19. Waivers. GUARANTOR WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON. GUARANTOR ALSO WAIVES THE BENEFIT OF ANY STATUTE OF LIMITATIONS AFFECTING GUARANTOR'S LIABILITY HEREUNDER OR THE ENFORCEMENT THEREOF. GUARANTOR WAIVES ANY RIGHT TO ASSERT, AND IN NO EVENT SHALL FFCC BE LIABLE (INCLUDING, WITHOUT LIMITIATION, UNDER ANY THEORY OF TORT) FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS.

20. Effective Date.    As used herein the term “Effective Date” shall mean the point in time immediately prior to the consummation and effective date of the Merger transaction (including any retroactive effective date of the Merger).

21. Collateral. This Guaranty and the obligations of Guarantor hereunder are secured by that certain Pledge Agreement dated the date hereof between Guarantor and FFCC (the “Pledge Agreement”), that certain Account Control Agreement dated the date hereof among Guarantor, FFCC and First Financial Bank, National Association (the “Account Control Agreement”) and the Cash Collateral (as such term is defined in the Pledge Agreement). This Guaranty, the Pledge Agreement, the Account Control Agreement and the Cash Collateral are further subject to the terms and provisions of the Master Amendment to Loan Documents and that certain Conditional Consent Letter Agreement dated the date hereof among FFCC, Guarantor, Debtor, Associates and Mr. Robert J. Dourney. All of the foregoing shall be deemed part of the “Documents”.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Guarantor has duly executed this Guaranty effective as of the Effective Date.

GUARANTOR:

COSI, INC.,
a Delaware corporation

By:	/s/ Robert J. Dourney
	Name:	Robert J. Dourney
	Title:	CEO/President

Address:	249 Washington Street
Suite 510
Boston, MA 02108

DE Secretary of State File Number: 2877759

ACKNOWLEDGEMENT ON FOLLOWING PAGE

ACKNOWLEDGEMENT
MASSACHUSETTS

STATE/COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF SUFFOLK	)

On this 31st day of March, 2015, before me appeared ____Robert J. Dourney_____, to me personally known, who, being by me duly sworn, did say that he/she is the ___CEO/President_______ of COSI, INC., a Delaware corporation, and that said instrument was signed on behalf of said corporation by its board of directors and said ___CEO/President_____________ acknowledged said instrument to be the free act and deed of said corporation.

/s/ Melissa Curry
Notary Public
My commission expires: __6/19/20________
(notarial seal)

If the signatory on behalf of Guarantor is not personally known to the above-named Notary Public, then Type of Identification Presented: (to be completed by Notary Public)
 Drivers License issued by State of _______________, License #__________________
Issue Date: ___________ Expiration Date:___________; Date of Birth:_________
 Passport issued by _________________ Expiration Date: _____________
Issue Date: ___________                                                                      Expiration Date:___________; Date of Birth:_________
 Other—Please identify below type of government issued document (must have photo)
__________________________________________________
Issue Date: ___________                                                                      Expiration Date:___________; Date of Birth:_________

CORPORATE RESOLUTION

I, the undersigned do hereby certify that I am the duly elected and qualified Secretary of COSI, INC., a Delaware corporation (the “Corporation”) and that the following is a true and correct copy of a resolution duly adopted by the Board of Directors of the Corporation at a meeting duly called for such purpose pursuant to the By‑Laws of said Corporation on the _31st day of March, 2015, and that said resolution is now in full force and effect:

RESOLVED: That __Richard Bagge______, as the _____CEO_______ of this Corporation, is hereby authorized and directed to execute and deliver to FIRST FRANCHISE CAPITAL CORPORATION (“FFCC”), on behalf of this Corporation, the foregoing Guaranty of COSI, INC. dated March 31, 2015 together with the following documents: (i) Conditional Consent Letter Agreement dated March 31, 2015, among FFCC, COSI, Inc., Hearthstone Partners, LLC, a Massachusetts limited liability company (“Hearthstone Partners”), Hearthstone Associates, LLC, a Massachusetts limited liability company (“Hearthstone Associates”) and Robert J. Dourney, inidividually (“Mr. Dourney”) with the Deal Points Memo attached thereto as an Exhibit; (ii) Master Amendment to Loan Documents dated March 31, 2015, among FFCC, Cosi, Inc., Hearthstone Partners, Hearthstone Associates, and Mr. Dourney; (iii) Account Control Agreement dated March31, 2015, among FFCC, Cosi, Inc. and First Financial Bank, National Association; and (iv) Pledge Agreement dated March 31, 2015, by Cosi, Inc. in favor of FFCC together with such other documents, instruments and agreements that FFCC may request in connection with the foregoing (including such additions, deletions and changes in the final executed copy as the aforesaid individual shall in his/her discretion, deem advisable) and to take all further actions, to execute, deliver and file all such other instruments and documents, including but not limited to, UCC-1 filings, and to do all such further things, in the name and on behalf of COSI, Inc., as in his/her judgment may be necessary or advisable in order to carry out the intent and purposes of the foregoing.

IN WITNESS WHEREOF, I have affixed my name as Secretary of said Corporation and have caused the corporate seal of said Corporation to be hereunto affixed this _31st__ day of March, 2015.

/s/ Richard Bagge
(Secretary)

EXHIBIT “A”

[Master Amendment to Loan Documents]
[See Section 1 for “Permitted Cosi Assignment”]